Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No 333-190087 on Form S8 of Diamond Resorts International, Inc, of our report dated March 3, 2014 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA LLP
Las Vegas, Nevada March 3, 2014

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